UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 12, 2012

SanDisk Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-26734	77-0191793
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
601 McCarthy Boulevard, Milpitas, California 95035
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 801-1000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07	Submission of Matters to a Vote of Security Holders.

SIGNATURE

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 12, 2012, SanDisk Corporation (the “Company”) held its 2012 Annual Meeting of Stockholders. The final results for each of the matters submitted to the stockholders at the 2012 Annual Meeting of Stockholders are set forth below:

Proposal 1. Election of Directors. The Company’s stockholders elected the following 8 individuals for the ensuing year and until his or her respective successors are duly elected and qualified:

	For	Against	Abstain	Broker Non-Votes
Michael E. Marks	170,943,872	6,839,619	669,798	24,729,663
Kevin DeNuccio	173,753,909	4,158,693	540,687	24,729,663
Irwin Federman	167,414,686	10,496,037	542,566	24,729,663
Steven J. Gomo	173,901,396	4,007,111	544,782	24,729,663
Eddy W. Hartenstein	173,193,541	4,720,738	539,010	24,729,663
Dr. Chenming Hu	173,919,489	3,993,355	540,445	24,729,663
Catherine P. Lego	173,505,536	4,405,741	542,012	24,729,663
Sanjay Mehrotra	173,874,845	4,033,032	545,412	24,729,663

Proposal 2. Ratification of the Appointment of Independent Registered Public Accounting Firm For the Fiscal Year Ending December 30, 2012. The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2012.

For	Against	Abstain
196,613,578	5,869,415	699,959

Proposal 3. Advisory Resolution to approve Executive Compensation. The Company’s stockholders approved the advisory resolution on executive compensation.

For	Against	Abstain	Broker Non-Votes
172,088,874	5,698,169	666,246	24,729,663

No other matters were submitted for stockholder action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 13, 2012
SANDISK CORPORATION
		By:	/s/ Judy Bruner
		Name:	Judy Bruner
		Title:	Executive Vice President, Administration and Chief Financial Officer (Principal Financial Officer)